CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
               PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the accompanying Annual Report on Form 10K of Admiral Financial Corp. for the fiscal quarter ended September 30, 2004, Wm. Lee Popham, Chairman, CEO and CFO of Admiral Financial Corp. hereby certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that::

     1.   Such  Annual  Report on Form 10Q for the  period  ended
          September   30,   2004,   fully   complies   with   the
          requirements   of  section  13(a)  or  15(d)   of   the
          Securities Exchange Act of 1934; and

     2. The information contained in such Annual Report on Form 10Q for the period ended September 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of Admiral Financial Corp.

                                   ADMIRAL FINANCIAL CORP.


Date:  November 13, 2004           By: /s/ Wm. Lee Popham
                                      ---------------------------
                                      Wm. Lee Popham, Chairman,
                                      CEO and CFO